Exhibit 10.73

AMENDED AND RESTATED OPERATING AGREEMENT
For
COMBOTEXS, LLC

This Amended and Restated Operating Agreement of COMBOTEXS, LLC, dated April 20, 2010, amends and restates in its entirety the Operating Agreement made effective October 28, 2009, executed by Innovation Group Enterprises, LLC, its sole member, and further amended by an amendment dated March 31, 2010, executed by WorldWide Medical Solutions, LLC, which acquired 100% of the ownership interest in and to COMBOTEXS, LLC from the original Member thereof.
W I T N E S S E T H:

WHEREAS, NATURALNANO, Inc. (“NN”) has acquired 51% of the ownership interest in and to COMBOTEXS, LLC (the “Company”), from WorldWide Medical Solutions, LLC (“WWM”), pursuant to the terms of a purchase agreement dated the date hereof; and

WHEREAS, following such transaction, NN and WWM are the sole members of the Company (collectively, the “Members” and each individually a “Member”), and the Members desire to establish their respective rights and obligations pursuant to the New York Limited Liability Company Law (the “Act”) by executing and delivering this Amended and Restated Operating Agreement, which amends and restates the original Operating Agreement of the Company, as amended, and any other agreements relating to the management, control and ownership of the Company in their entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members signing this Amended and Restated Operating Agreement agree as follows:

ARTICLE I
Definitions

Definitions.                      The following terms, as used in this Operating Agreement shall have the meanings set forth below (unless otherwise expressly provided herein):

1.1           "Act" or “New York Act” shall have the meaning set forth in the preamble of this Agreement.

1.2           “Affiliate” of a Person or Member shall mean any relative of such Person or Member, or any Person or Member that controls, is controlled by or is under common control with such Person or Member (including any officer, director, partner or trustee (or relative of any thereof)), or any Person in which a Member owns any interest or any Person that wholly or partially owns any Member.  For purposes of this definition, (a) “control” shall mean the right or ability to elect the majority of the directors of a corporation or otherwise direct the management of a Person or Member, and (b) “relative” shall mean any other individual to whom the individual in question is related by blood, marriage or adoption, not more remotely than as a first cousin.

1.3           "Agreement" or “Operating Agreement” shall mean this Amended and Restated Operating Agreement, as originally executed and as amended from time to time hereafter in accordance herewith and with the Act.

1.4           "Articles of Organization" shall mean the Articles of Organization of the Company, as filed with the New York Secretary of State, as they may from time to time be amended.

1.5           "Bankruptcy" of a Member shall mean (a) the entry of an order for relief with respect to that Member in a proceeding under the United States Bankruptcy Code, as amended from time to time, or (b) the Member's initiation, whether by filing a petition, beginning a proceeding or in answer to a proceeding commenced by another Person, of any action for liquidation, dissolution, receivership or other similar relief, or the Member's application for, or consent to the appointment of, a trustee, receiver or custodian for its assets.  For purposes of this definition, a Member's consent shall be deemed to have been given if an order appointing a trustee, receiver or custodian is entered by a court of competent jurisdiction and is not dismissed within ninety (90) days after its entry.

1.6           "Book Value" shall have the meaning set forth in Section 6.4(c).

1.7           “Capital Account" as of any date, shall mean the Capital Contribution to the Company by a Member or the amount assigned to a Transferee, adjusted as of such date pursuant to this Operating Agreement.

           1.8           “Capital Call Dilution Value” means the sum of any and all previous Capital Contributions.

1.9           "Capital Contribution" shall mean any contribution by a Member to the capital of the Company in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services.

1.10           "Capital Transaction" shall mean any transaction not in the ordinary course of the Company's business, in respect of which the Company receives cash or other consideration (but not Capital Contributions), including, without limitation, proceeds from sales or exchanges not in the ordinary course, financings and refinancings, condemnations or insurance policies.

1.11           "Cash Available for Distribution," as of any date, shall mean the excess of (a) all revenues received by the Company from its operations and investments over (b) total current operating expenses and reasonable reserves for future such expenses, including payments in respect of indebtedness of the Company, capital improvements and contingencies, as determined from time to time by the Managers.  Cash Available for Distribution shall not be reduced by non-cash charges, including, without limitation, depreciation and amortization, and shall not include proceeds from Capital Transactions.

1.12           "Code" shall mean the Internal Revenue Code of 1986, as amended, in effect as of the date hereof and as amended from time to time hereafter.

1.13           "Company" shall have the meaning set forth in the preamble to this Agreement.

1.14           “Company Minimum Gain" shall mean the amount determined under Treas. Reg. Sections 1.704-2(i)(3) and 1.704-2(d), and shall be computed separately for each Member a manner consistent with Code Section 704(b) and the Treasury Regulations thereunder.

1.15           “Company Nonrecourse Deductions" shall mean the deductions of the Company determined under Treas. Reg. Section 1.704-2(c).

1.16           "Fiscal Year" shall mean the Company's accounting, tax and fiscal year, which shall be determined by the Managers.

1.17           "Initial Capital Contribution" of a Member shall mean his, her or its Initial Capital Contribution to the Capital of the Company pursuant to this Agreement.

1.18           "Interest" also called “Member Interest” or “Membership Interest” herein, shall mean a Member’s entire interest in the Company and shall also mean the right to share in the allocation of one or more of the Company’s allocable items, including, without limitation, Net Profits and Net Losses, and/or in distributions of the Company’s assets, in each case pursuant to this Agreement or the Act.

1.19           “Interest Holder” shall mean the holder of an Interest who has not been admitted as a Member in accordance with the provisions of this Agreement.

           1.20           "Involuntary Withdrawal" of a Member shall mean his, her or its withdrawal as a Member as a result of the occurrence of a Withdrawal Event.

1.21           "Majority in Interest" shall mean the Members holding more than fifty percent (50%) of the aggregate Interests held by all Members.

1.22           "Manager" or "Managers" shall mean those charged with the management of the Company and shall be the Person(s) listed in Exhibit A to this Agreement as Managers of the Company, or any other Person that succeeds him, her or it as a Manager pursuant to this Agreement.

1.23            "Member" shall mean each Person who or which executes a counterpart of this Agreement as a Member and each Person who or which may hereafter become a party to this Operating Agreement.

1.24           "Negative Capital Account" shall mean a Capital Account with a balance less than zero and, where the context requires, the negative balance thereof, in each case as of the end of a Fiscal Year, after giving effect to the following:

           (a)  a credit for any amount required to be restored under Treas. Reg. Section 1.704-1(b)(2)(ii)(c), as well as any amounts in addition thereto pursuant to Treas. Reg. Sections 1.704-2(g)(1) and (i)(5), after taking into account any changes during such Fiscal Year in Company Minimum Gain and Member Nonrecourse Debt Minimum Gain; and

                      (b)  a debit of the items described in Treas. Reg. Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

1.25           "Net Profits" and "Net Losses" shall mean, for each Fiscal Year (or other period for which they are determined), the income and gain, and the losses, deductions and credits of the Company, respectively, in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles consistently applied, but not including any items that are specially allocated.

           1.26           [Intentionally left blank]

1.27           “Officer" shall mean any of the officers of the Company elected or designated pursuant to Section 4.10.

1.28           [Intentionally left blank]

1.29           "Person" shall mean any individual, partnership, limited liability company, corporation, joint venture, trust, association or any other entity, domestic or foreign, and its respective heirs, executors, administrators, legal representatives, successors and assigns where the context of this Operating Agreement so permits.

1.30           Real Property” shall mean any real property owned by the Company.

1.31           "Regulatory Allocations" shall have the meaning set forth in Section 7.9.

1.32           "Transfer" shall mean any sale, assignment, encumbrance, pledge, hypothecation, transfer, gift, exchange, bequest or other disposition of an Interest, in any manner, voluntary or involuntary, by operation of law or otherwise.

1.33           “Transferee” or “Assignee” shall mean the recipient of an Interest pursuant to a Transfer.

1.34           "Transferor" shall mean any Member which Transfers, or proposes to Transfer, an Interest.

1.35           "Treasury Regulations" or "Treas. Reg." shall mean regulations promulgated under the Code in effect as of the date hereof or hereafter amended or adopted.

ARTICLE II
Formation

2.1           Formation.   The Company was organized on October 28, 2009 in accordance with and pursuant to the Act.  This Amended and Restated Operating Agreement amends and restates in its entirety the operating agreement dated October 28, 2009 and subsequently amended by an amendment dated March 31, 2010, and any other agreements relating to the management, control and ownership of the Company in their entirety.

2.2           Name.            The name of the Company is COMBOTEXS, LLC.  The Company may do business under that name, and, as permitted by applicable law, under any other name determined from time to time by the Managers.

2.3           Purpose of the Company.  The purpose of the Company shall be to engage in the business of developing, purchasing, distributing, selling and marketing a variety of nano-technology products and to do any and all other things necessary, customary, related or incidental to the foregoing.  The Company shall not engage in any other business or activity without the unanimous consent of the Members.

2.4           Principal Office.    The Company’s principal place of business shall be located at 17 Schoen Place, Pittsford, New York 14534, or at such other place determined from time to time by the Managers.  The Company may have such other business offices within or without the State of New York as determined from time to time by the Managers.

2.5           Registered Agent. The address for service of process for any process served upon the Secretary of State shall be COMBOTEXS, LLC, 17 Schoen Place, Pittsford, New York 14534.

2.6           Term.  The term of the Company shall commence on the organization date set forth in Section 2.1 and shall exist in perpetuity, unless the Company is dissolved sooner pursuant to this Operating Agreement or the New York Act.

ARTICLE III
Members

3.1           Names and Addresses. The names and addresses of the Members are set forth in Exhibit B to this Agreement.

3.2           Additional Members. A person may only be admitted as a Member after the date of this Operating Agreement in accordance with the terms of Sections 9.5 and 9.6. The Members hereby agree and acknowledge that NN has been duly and lawfully admitted as a Member of the Company, notwithstanding the provisions of Section 9.5 and 9.6 of the original operating agreement of the Company, as amended.

3.3           Books and Records. The Company shall keep books and records of accounts and minutes of all meetings of the Members.  Such books and records shall be maintained on a cash basis in accordance with this Agreement.

3.4           Information. Each Member may inspect during ordinary business hours and at the principal place of business of the Company the Articles of Organization, the Operating Agreement, the minutes of any meeting of the Members, any tax returns of the Company and all other books and records of the Company, financial and otherwise.

3.5           Limitation of Liability.  Each Member's liability shall be limited as set forth in this Operating Agreement, the New York Act and other applicable law.  A Member shall not be personally liable for any indebtedness, liability or obligation of the Company, except as specifically agreed to and except that such Member shall remain personally liable for the payment of his, her or its Capital Contribution of such Member and as otherwise set forth in this Operating Agreement, the New York Act and any other applicable law.

3.6           Consent.                      (a)           Notwithstanding anything contained in this Agreement to the contrary, the following actions may not be taken by the Company, the Managers or a Member without the unanimous vote or the Consent of  the Members:

                   (i)           The sale of all or substantially all of the assets of the Company, subject to any prohibition of such sale in any Agreement to which the Company is a party

                   (ii)           Any merger or consolidation of the Company with or into another entity, including a domestic or foreign limited liability company.

                   (iii)           Consenting to a voluntary petition in bankruptcy on behalf of the Company.

                   (iv)           Amending this Operating Agreement.

                   (v)           Exercising the Company’s right to purchase a Membership Interest under Article IX.

                   (vi)           The dissolution of the Company.

                   (vii)           The financing, refinancing, mortgaging or the creation of any lien, encumbrance or security interest against any property interest of the Company or otherwise incurring an indebtedness or the signing of any checks on behalf of the Company in excess of $5,000.

                   (xi)   Causing the Company to enter into any contract, agreement or loan or engage in any transaction with any Member, with any Affiliate of or related party to any Member.
                   (xii)           Guaranteeing the debts or obligations of any other party

3.7           Priority and Return of Capital.  No Member shall have priority over any other Member, whether for the return of a Capital Contribution or for Net Profits, Net Losses or a Distribution; provided, however, that this Section shall not apply to loan or other indebtedness, as distinguished from a Capital Contribution, made by a Member to the Company.

3.8           Liability of a Member to the Company.  A Member who or which rightfully receives the return of any portion of a Capital Contribution is liable to the Company only to the extent now or hereafter provided by the New York Act.  A Member who or which receives a Distribution made by the Company in violation of this Operating Agreement or made when the Company's liabilities exceed its assets (after giving effect to such Distribution) shall be liable to the Company for the amount of such Distribution.

3.9           Financial Adjustments.  No Members admitted after the date of this Agreement shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.  The Managers may, at the discretion of the Managers, at the time a Member is admitted, close the books and records of the Company (as though the Fiscal Year had ended) or make pro rata allocations of loss, income and expense deductions to such Member for that portion of the Fiscal Year in which such Member was admitted in accordance with the Code.

3.10           Rights of Approval.  The Members shall elect the Managers in accordance with this Agreement and hereby agree to and confirm the election of the initial Managers as set forth in Exhibit A hereto.

ARTICLE IV
Management

4.1           Management.   James Wemett and Richard M. Popovic are hereby elected as the Managers of the Company.  The Managers shall provide the management of the Company and shall serve until their respective successors have been elected.

4.2           Powers of Manager.  Except as set forth in this Agreement, the Managers shall have power and authority, on behalf of the Company to (a) manage and carry on the day to day business of the company, (b) open bank accounts and sign and endorse checks and drafts and deposit checks, draft and other monies in the name of the Company, (c) purchase insurance on the business and assets of the Company, (d) retain accountants, attorneys or other agents, and (e) take any other lawful action that the Managers reasonably and prudently considers necessary, convenient or advisable in connection with any business of the Company.  In carrying out these powers and the other powers granted under this Amended and Restated Operating Agreement or the Act, the Managers shall be required to act unanimously.  In the event the Managers can not agree, except as to actions taken by the Managers under Sections 3.2, 3.6, 4.8, 4.10, 6.2, 6.8, 6.9, 9.6,  and as otherwise stated in this Agreement, any single Manager may exercise such power in the event that a majority in interest of the Members vote at a meeting of Members duly called or act by written consent under Section 5.4, subject to the provisions of Section 5.8 hereof. Notwithstanding the foregoing, the parties agree that Jim Wemett will manage the day to day business of the Company, subject to the provisions of this Agreement that limit the right of any Manager to take action without the approval of the other Manager, and further provided that any substantial change to quality control of checklist boards sold by the Company must be approved by both Managers.  Either Manager shall have the authority to sign checks and drafts not to exceed $5,000 in amount.

4.3           Binding Authority.  Unless authorized to do so by this Agreement or by the unanimous approval of the Managers, no Person shall have any power or authority to bind the Company.

4.4           Liability for Certain Acts.  Each Manager shall perform his, her or its duties in good faith and in such a manner and with such care as an ordinarily prudent person in a similar position would use under similar circumstances.  A Manager who so performs such duties shall not have any liability by any reason of being or having been a Manager.  The Manager shall not be liable to the Company or any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of the gross negligence or willful misconduct of such Manager.  Without limiting the generality of the preceding sentence, a Manager does not in any way guaranty the return of any Capital Contribution of a Member or a profit for the Members from the operations of the Company.

4.5           No Exclusive Duty to Company.   The Managers shall not be required to manage the Company as his, her or its sole and exclusive function and he, she or it may have other business interests and may engage in other activities in addition to those relating to the Company.  Neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom.  The Managers shall incur no liability to the Company or any Member solely as a result of engaging in any other business interests or activities.

4.6           Indemnification.  The Company shall indemnify and hold harmless the Managers from and against all claims and demands to the maximum extent permitted under the New York Act.

4.7           Resignation. A Manager may resign at any time by giving written notice to the Company.  The Resignation of any Manager shall take effect upon receipt of such notice or at any later time specified in such notice.  Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

4.8           Removal.  Any Manager may be removed or replaced with or without cause by the vote or written consent of at least a Majority in Interest of the Members, provided that the parties hereto agree that neither Jim Wemett nor Richard Popovic may be removed as a Manager without their consent.  The number of Managers may be increased or decreased by the Managers with the unanimous approval of the Members.

4.9           Compensation.   The Managers shall receive an annual fee in U.S. Dollars of  $1.00 and shall be reimbursed for actual, reasonable and necessary expenses.

4.10           Officers.  The Managers may designate one or more individuals as officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Managers.  Any officer may be removed by the Managers at any time, with or without cause, with the unanimous approval of the Members.  Each officer shall hold office until his or her successor is elected and qualified.  Any number of offices may be held by the same individual.  The salaries and other compensation of the Officers, if any shall be fixed by the Managers.

4.11           The Company shall pay or cause to be paid (or reimbursed), all reasonable costs and expenses of the Company incurred by the Company or Managers in conducting or otherwise related to the business of the Company.

ARTICLE V
Meetings of Members

5.1           Meetings.    Meetings of the Members may be called by the Managers for any purpose.  The Managers shall call a meeting of the Members upon receipt of a request in writing signed by at least 25% of the aggregate membership Interests.  Such request shall state the purpose or purposes of the proposed meeting and the business to be transacted.  Such meetings shall be held at the principal office of the Company, or at such other place as may be designated by the Manager.  Notice of any such meeting shall be delivered to all Members within ten days after receipt of such requests and not fewer than 15 days nor more than 60 days before the date of such meeting.  The notice shall state the date, the place, hour, and purpose or purposes of the meeting.  At each meeting of the Members, the Members present or represented by proxy shall adopt such rules for the conduct of such meeting, as they deem appropriate.  The expenses of any such meeting, including the cost of providing notice thereof, shall be borne by the Company.  The Company shall not be required to hold an annual meeting of Members.

5.2           Record Date.  For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, of Members entitled to receive payment of any Distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring Distribution is adopted, as the case may be, shall be the record date for making such a determination.  When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

5.3           Proxies.

(a)           A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized Attorney-in Fact.

(b)           Every proxy must be signed by the Member or his or her Attorney-in Fact.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the Member executing it, except as other wise provided in this Section.

(c)           The authority of the holder of a proxy to act shall not be revoked by the incompetence or bankruptcy of the Member who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such bankruptcy is received by any Manager.

(d)      A proxy which is entitled “irrevocable proxy” and which states that it is irrevocable, is irrevocable when it is held by (i) ) a Person who has purchased the Interests in accordance with the terms of this Agreement or (ii) a Person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a nominee of any of the Persons described in clauses (i) – (ii) of this sentence.

(f)           Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the the period of employment provided for in the contract of employment has terminated or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section.  This paragraph does not affect the duration of a proxy under paragraph (b) of this Section.

(g)           A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of a Membership Interest without knowledge of the existence of such proxy.

5.4           Action by Members Without a Meeting

(a)           Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the Company.  Delivery made to the office of the Company shall be by hand or by certified or registered mail, return receipt requested.

(b)           Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to the action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the company having custody of the records of the Company.  Delivery made to such office, principal place of business or Manager, employee or agent shall be by hand or by certified or registered mail, return receipt requested.

(c)           Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to each Member who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

5.5           Manner of Acting. At any meeting, the vote or written consent of Members holding not less than a Majority in Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the New York Act, the Articles of Organization, or this Agreement.

5.6           Waiver of Notice.  Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.  The attendance of any Member at a meeting in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

5.7           Voting Agreements. An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Membership Interest held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

5.8           Disagreement between Members.   As to any matter requiring a Membership vote, if the Members are unable to agree on such matter, either Member shall have the right to submit the matter to mediation  and thereafter by arbitration as provided in Sections 11.11 and 11.12 below.

ARTICLE VI
Capital Contributions and Capital Accounts

6.1           Initial Capital Contributions. On the date hereof, each Member shall contribute to the Company as its Initial Capital Contribution, cash equal to the amount set forth in Exhibit B to this Operating Agreement , or an equivalent amount in other assets, approved as to value and type of asset by the Managers, and when so accepted by the Managers,  the Members agree that such Capital Contribution has the value set forth on Exhibit B.

6.2           Additional Contributions.  Any additionally required contributions shall be in accordance with Section 6.8 of this Agreement.

6.3           Capital Accounts.  The Company shall establish and maintain a Capital Account for each Member.  Each Member's Capital Account shall be in amounts equal to the Member’s Initial Capital Contributions.  Each Members Capital Account shall be increased by the value of each Capital Contribution made by the Member, allocations to such Member of the Net Profits and any other allocations to such Member of income pursuant to the Code.  Each Member's Capital Account will be decreased by the value of each Distribution made to the Member by the Company, allocations to such Member of Net Losses and other allocations to such Member pursuant to the Code.

6.4           Adjustments to Capital Accounts.

(a)           Except as otherwise provided in this Agreement, the Managers, may, in his, her or their discretion, adjust the Capital Accounts to reflect a revaluation of the Company's assets upon the occurrence of any of the following events:

(i)           a Capital Contribution by a new or existing Member as consideration for the issuance of an Interest;
(ii)           the distribution of cash or other property by the Company to a retiring or continuing Member as consideration for the repurchase or redemption of an Interest; or

(iii)           events described in Treas. Reg. Section 1.704-1(b)(2)(iv)(f).

(b)           Any adjustment pursuant to Section 6.4 (a) shall be based on the fair market value of Company property on the date of adjustment, and shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in the property, not previously reflected in Capital Accounts, would be allocated among the Members’ Interests if there were a taxable disposition of the property for fair market value on that date.

(c)           If the Book Value of a Company asset differs from the adjusted tax basis of that asset, the Capital Accounts shall be adjusted in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss computed for book purposes rather than tax purposes.

(d)           If there is any basis adjustment pursuant to an election under Code Section 754, the Capital Accounts shall be adjusted to the extent required by Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

6.5           Withdrawal or Reduction of Capital Contributions.   A Member shall not receive from the Company any portion of a Capital Contribution until all indebtedness and liabilities of the Company, (except any indebtedness, liabilities and obligations to Members on account of their Capital Contributions), have been paid or there remains property of the Company, in the sole discretion of the Managers, sufficient to pay them. A Member, irrespective of the nature of the Capital Contribution of such Member, has only the right to demand and receive cash in return for such Capital Contribution.

6.6           Transfer of Interest.  If a Member’s Interest is Transferred as permitted by this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent the Capital Account relates to the Transferred Interest in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

6.7           Modifications.  The manner in which Capital Accounts are to be maintained pursuant to this Section is intended to comply with the requirements of Section 704(b) of the Code.  If in the opinion of the Managers the manner in which Capital Accounts are to be maintained pursuant to this Agreement should be modified to comply with Section 704(b) of the Code, then the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

6.8           Calls for Additional Capital Contribution.

           It is possible that the Company may require additional Capital Contributions from each Member from time to time.  In the event that the Managers deem that an additional Capital Contribution by the Members is necessary, the following procedure shall be followed:

(a)           The Company shall mail, by certified U.S. mail, return receipt requested, a notice to each Member requiring that Member to participate in the Call for Additional Capital Contribution.

(b)           Each Member shall be given the time specified in the notice, each Member must tender his/her/its required funds to the Company by either personally tendering said funds to the Managers, or by mailing to the Company said funds, by bank or certified check only, by certified U.S. mail, return receipt requested, by the expiration of said time period.

(c)           In the event that a Member shall not participate in said Call for Additional Capital Contribution, the Manager shall give the non-participating member (the “Delinquent Member”) a notice of failure to perform the applicable commitment to participate (the “Commitment”).  If the Delinquent Member fails to perform the Commitment (including the payment of any costs associated with the failure and interest at the prime rate published in the Wall Street Journal on the last day that the Delinquent Member is required to perform the Commitment if a business day, or the next business day if the last day was not a business day, plus 3%, but not to exceed the maximum legal interest rate in the State of New York) within ten (10) days of the giving of such notice, the other Member may take such action as they deem appropriate, including but not limited to the following:

           (i)           Enforcing the Commitment in any State or Federal Court having jurisdiction of the subject matter located in Monroe County, State of New York. Each Member expressly agrees to the jurisdiction of such Courts but only for purposes of such enforcement.

(ii)           The non-Delinquent Member may make an Additional Capital Contribution to the Company in an amount up to such non-Delinquent Member's Interest (in proportion to the relative Interests of the non-Delinquent Members, or such other proportion as may be agreed upon by such non-Delinquent Members) of the defaulted amount of the Commitment, in which event (a) the Interest of such non-Delinquent Members shall be increased to the Interest which equals such non-Delinquent Member's total Capital Contributions divided by the Capital Contributions of all Members to date, and (b) the Interest of the Defaulting Member shall be correspondingly decreased.

(d)           The Company may borrow monies, from itself or any other party or parties, in lieu of requiring Additional Capital Contributions from the Members, in such amount as the Managers deem necessary and upon such terms and conditions that the Managers deem appropriate.

6.9           Loans.           Any Member may, but is not obligated to, loan or cause to be loaned to the Company such additional sums as the Managers deem appropriate and necessary for the conduct of the Company’s business.  Loans made to the Company shall be upon such terms and for such maturities, as the Managers deem appropriate.  Any loans and interest thereon may be payable from borrowing, cash revenues and reserves, and shall immediately become due and payable upon the sale, exchange or other disposition of all or substantially all of the Company’s property or any voluntary or involuntary conversion of the Company’s property or a casualty or taking in condemnation affecting the Company’s property, prior to any distributions of Capital Items to the Members.

ARTICLE VII
Allocations and Distributions

7.1           Allocations of Profits and Losses.  The Net Profits and the Net Losses for each Fiscal Year shall be allocated to each Member in proportion to their respective Membership Interests.  Special allocations of Net Profit or Net Loss may be made to one or more Members if approved by a Majority in Interest of the Members.

7.2           Distributions.

(a)           The Managers may from time to time, but not less than annually, make Distributions to the Members.  All Distributions shall be made to the Members pro rata in proportion to their Membership Interests and the time the Interest was held during the fiscal year of distribution as of the record date set for such Distribution. Cash Available for Distribution shall be determined in accordance with the provisions of Section 1.11 above. Notwithstanding the foregoing, for every sale of a checklist board by the Company, there shall be a Sixty Dollar ($60.00) distribution made to each to Member, which shall be made no later than the tenth day of each month.

(b)           From time to time, the Managers, may cause the Company to make special Distributions of Cash Available for Distribution to be made to one or more Members, provided such special Distribution has been approved in advance by the unanimous vote or consent of the Members.

(c)           Notwithstanding anything to the contrary contained herein, Distributions made in connection with the dissolution of the Company, including Distributions of Proceeds of Capital Transactions made in connection with the dissolution of the Company shall be made in accordance with Section 11.2 of this Agreement.

7.3           Proceeds.  Proceeds from Capital Transactions shall be applied as follows: first, to the payment of costs and expenses incurred in connection with the Capital Transaction, then to the payment of debts of the Company then due and outstanding, then to the Members in proportion to their Membership Interests as of the record date of such Capital Transaction.

7.4           Limitation on Distributions.  No distribution shall be declared and paid (a) unless, after giving effect thereto, the assets of the Company exceed the Company's liabilities and (b) do not violate the provisions of any Agreement to which the Company is a party.

7.5           Interest on and Return of Capital Contributions.  No Member shall be entitled to interest on his, her or its Capital Contribution or to a return of his, her or its Capital Contribution, except as specifically set forth in this Agreement.

7.6           Accounting Period.  The accounting period of the Company shall be the Fiscal Year.

7.7           Offset.  The Company may offset all amounts owing to the Company by a Member against any Distribution to be made to such Member.

7.8           Minimum Gain.

(a)           Nonrecourse Deductions.  Company Nonrecourse Deductions shall be allocated to the Capital Accounts as set forth in Section 6.3.  Member Nonrecourse Deductions shall be allocated to the Member that bears the economic risk of loss with respect to the debt to which such Member Nonrecourse Deduction is attributable.

(b)           Distributions of Nonrecourse Financing Proceeds.  If the Company makes a distribution to the Members that is allocable to the proceeds of any nonrecourse liability of the Company, or of any other entity in which the Company has an interest, such distribution shall be allocable to an increase in Company Minimum Gain as provided in Treas. Reg. Sections  1.704-2(h) and (i)(6).

(c)           Company Minimum Gain.  Each Member's share of Company Minimum Gain shall be determined as provided in Treas. Reg. Sections 1.704-2(g) and (i)(5).

(d)           Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain for a Fiscal Year, items of Company income and gain shall be allocated to the Capital Accounts as provided in Treas. Reg. Section 1.704-2(f).  Notwithstanding the foregoing, to the extent such net decrease is attributable to a Member Nonrecourse Debt, then any Member with a share of the minimum gain attributable to such debt shall be allocated items of income and gain as provided in Treas. Reg. Section 1.704-2(i)(4).

7.9           Regulatory Allocations.  The allocations set forth in Sections 7.6 and 7.7  (the "Regulatory Allocations") are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1(b) and 1.704-2.  The Regulatory Allocations might not be consistent with the manner in which the Members intend to divide Company distributions.  Accordingly, the Managers are hereby authorized to allocate other items of income, gain, loss, and deduction among the Members so as, to the extent possible, to prevent the Regulatory Allocations from causing the manner in which Company distributions will be divided between the Members pursuant to this Operating Agreement to be different from the division intended by the Members.  In general, the Members anticipate that this will be accomplished by specially allocating other items of Company income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the Regulatory Allocations and such other items to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been required.

7.10           Allocation of Nonrecourse Liabilities.  For purposes of Treas. Reg. Section 1.752-3(a), the Members' interests in Net Profits shall be their respective Interests.

7.11           Distributions In Kind.  All distributions of Company property in kind shall be valued at their fair market value as of the date of distribution, and the amount of any gain or loss that would be realized by the Company if it were to sell such property at such fair market value shall be allocated to the Members in accordance with Section 7.1.

ARTICLE VIII
Taxes

8.1           Tax Returns.  The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company.  Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

8.2           Tax Elections.  The Company shall make the following elections on the appropriate tax returns:(a)To adopt the calendar year as the Fiscal Year;

(b)           To adopt the cash method of accounting and keep the Company's books and records on the income tax method;

(c)            If a Distribution as described in Section 734 of the Code occurs or if a Transfer of a Membership Interest described in Section 743 of the Code occurs, upon the written request of any Member, to elect to adjust the basis of the property of the Company pursuant to Section 754 of the Code;

(d)           To elect to amortize the organizational expenses of the Company and the start-up expenditures of the Company under Section 195 of the Code ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code; and

(e)           Any other election that the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Member may make an election for the Company to be excluded from the application of Subchapter K of Chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provisions of this Operating Agreement shall be interpreted to authorize any such election.

8.3           Tax Matters Partner.  NaturalNano, Inc, is designated to be the "tax matters partner" of the Company pursuant to Section 6231 (a)(7) of the Code. The tax matters partner shall take any action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code.

ARTICLE IX
Transferability

9.1           General Prohibition on Transfers.  Except as set forth in this Article IX, or otherwise expressly provided in this Agreement, no Member shall withdraw from membership in the Company, and no person shall give, sell, assign, pledge, hypothecate, exchange or otherwise Transfer to another Person any Membership Interest or any part thereof or make any other direct or indirect Transfer.  Any Transfer or attempt to Transfer any Membership Interest or any part thereof in violation of the terms of this Article IX shall be void and of no force or effect.

9.2           Expulsion.  A Member may be expelled from Membership upon the unanimous vote of the other Members, but only if the Member or its officers, directors of shareholders has been convicted of a crime involving fraudulent or illegal actions relating to the business of the Company.

9.3           Intentionally Omitted

9.4           Permitted Transfers.  A Person may only Transfer their Membership Interest if (a) such Transfer is approved by the unanimous vote or consent of the remaining Members; (b) such Transfer is in the form of a sale in accordance with the terms of Sections 9.7, 9.8 and 9.9 below and such disposition occurs after the second anniversary date of the date hereof; or (c) such Transfer is made to an Affiliate but is not a pledge, hypothecation or other Transfer intended as security.  Except for the case of a permitted Transfer to an Affiliate of a Member or a purchase by a Member, pursuant to Section 9.7, 9.8 and 9.9 below, a Transferee of any Membership Interests shall not have any right to be admitted as a Member of the Company unless and until admitted in accordance with Section 9.6 of this Agreement, and for the purposes of any votes of the Members, such Membership Interests shall be deemed not outstanding unless and until the Transferee is so admitted.  In the case of a Transfer to a Member pursuant to Section 9.7, 9.8 and 9.9 below or a Transfer to an Affiliate of a Member, the Transferee shall be admitted as a Member upon compliance with Sections 9.6 (a)(b)(c) and (e) of this Agreement, without the necessity of Member approval.

9.5           Additional Requirements for Transfer.   In addition to Section 9.2 above, a Transfer of Membership Interest shall only be effective if all of the following requirements are met:

(a)           The Transferee is a resident of the United States and otherwise not a tax-exempt entity under §168(h) of the Code;

(b)           The Transferee executes a statement that he or she is acquiring such Interest or such part thereof for his own account for investment and not with a view to distribution, fractionalization or resale thereof and any other representations reasonably requested by counsel to the Company; and
(c)           Such Transfer would not result in the termination of the Company (within the meaning of §708(b) of the Code) or termination of its status as a partnership under the Code.

9.6           Requirements for Admission. No Transferee of the whole or a portion of a Member’s Interest or other Interest Holder shall have the right to become a Member unless and until all of the following conditions are satisfied:

(a)            A duly executed and acknowledged written instrument of transfer approved by the Managers has been filed with the Company setting forth:

(i)           The intention of the Transferee to be admitted as a Member;

(ii)           The notice address of the Transferee; and

(iii)           The amount of Interest transferred by the Transferor to the Transferee.

(b)           The Transferee executes and acknowledges, and causes such other Persons to execute and acknowledge, such other instruments and provide such other evidence as the Managers may reasonably deem necessary or desirable to effect such admission, including without limitation, the written acceptance and adoption by the Transferee of the provisions of this Operating Agreement including a representation and warranty that the representations and warranties in Section 9.5 are true and correct with respect to the Transferee.

(c)           The admission is approved by the vote or consent of a Majority in Interest of the Members other than the Transferor.

9.7           Offer to Acquire.  If after the second anniversary of the date hereof,a Member desires to sell a Membership Interest to another Person which is not affiliated with such Member such Member shall obtain from such Person a bona fide written offer to purchase such Membership Interest, stating the terms and conditions upon which the purchase is to be made.  Such Member shall give written notification to the other Members ofits intention to sell such Membership Interest and a copy of such bona fide written offer.  No Member shall have the right to offer /its Membership Interest pursuant to this Section 9.7 until after a date two (2) years from the date hereof.

9.8           Right of First Refusal.  Each Member other than the Selling Member, on a basis pro rata to the Membership Interests of each Member exercising his, her or its right of first refusal, shall have the right to exercise a right of first refusal to purchase all (but not less than all) of the Membership Interest proposed to be sold by the Selling Member under Section 9.7 hereof upon the same terms and conditions as stated in the bona fide written offer by giving written notification to the Selling Member of his, her or its intention to do so within thirty (30) days after receiving written notice from the Selling Member.  The failure of any Member to so notify the Selling Member of a desire to exercise such right of first refusal, or of its desire to have the Company exercise such right, within such thirty (30) day period shall result in the termination of such right of first refusal and the Selling Member shall be entitled to consummate the sale of his, her or its Membership Interest with respect to which such right of first refusal has not been exercised to the Person offering to do so pursuant to the bona fide written offer.  If the Selling Member does not sell his, her or its Membership Interest within thirty (30) days after receiving the right to do so, his, her or its right to do so terminates and the terms and conditions of this Section shall again be in effect.

9.9           Closing.  If any Member gives written notice to the Selling Member of his, her or its desire, or the desire of the Company, to exercise such right of first refusal under Section 9.8 hereof and to purchase all of the Selling Member's Interest upon the same terms and conditions as are stated in the written offer, such Member shall have the right to designate the time, date and place of closing within ninety (90) days after receipt of written notification from the Selling Member of the bona fide offer.  If the Member who gives notice of such intent to purchase fails to close within such ninety (90) day period, or if no Member gives notice under Section 9.8 of his/her/its intent to purchase, then the Selling Member may sell its interest, upon the terms and conditions set forth in such offer, for a period of ninety (90) days, free of the right of first refusal.  If Selling Member fails to close such purchase and sale within the ninety (90) day period, the provisions of Section 9.7 shall again apply to such Selling Member’s Interest.

9.10           Effective Date.  Any sale of a Membership Interest or admission of a Member pursuant to this Section shall be deemed effective as of the last day of the calendar month in which such sale or admission occurs.

ARTICLE X
Dissolution

10.1           Dissolution.  The Company shall be dissolved and its affairs shall be wound up on the following:
(a)           The latest date on which the Company is to dissolve, if any, as set forth in the Articles of Organization;

(b)           The unanimous vote or written consent of all of the Members; or

(c)           The bankruptcy, death, dissolution, expulsion, incapacity or suffering a withdrawal event or the withdrawal of any Member or the occurrence of any other event that terminates the continued membership of any Member, unless within one hundred eighty (180) days after such event the Company is continued by the vote or written consent of a majority of Interest of all of the remaining Members.

10.2           Winding Up.  Upon the dissolution of the Company, the Managers may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, sell and close the Company's business, dispose of and convey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of the Members.  Upon winding up of the Company, the assets shall be distributed as follows:

(a)           First to creditors, including any Member who is a creditor, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to Members under Section 507 or Section 509 of the New York Act;
(b)           Second to Members and former Members in satisfaction of liabilities for Distributions under Section 507 or Section 509 of the New York Act; and

(c)           Third to Members having positive Capital Account balances in proportion to such balances until their respective Capital Account balances are reduced to zero; and

(d)           Fourth to Members in proportion to their respective Membership Interests.

10.3           Articles of Dissolution.  Within ninety (90) days following the dissolution and the commencement of winding up of the Company, or at any time there are no Members, Articles of Dissolution shall be filed with the New York Secretary of State pursuant to the New York Act.

10.4           Deficit Capital Account.  Upon a liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a Negative Capital Account (after giving effect to all contributions, distributions, allocations and other adjustments for all Fiscal Years, including the Fiscal Year in which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

10.5           Nonrecourse to Other Members.  Except as provided by applicable law or as expressly provided in this Agreement, upon dissolution, each Member shall receive a return of his, her or its Capital Contribution solely from the assets of the Company.  If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return any Capital Contribution of any Member, such Member shall have no recourse against any other Member.

10.6           Termination.   Upon completion of the dissolution, winding up, liquidation, and distribution of the assets of the Company, the Company shall be deemed terminated.

ARTICLE XI
General Provisions

11.1           Notices.  Any notice, demand or other communication required or permitted to be given pursuant to this Operating Agreement shall have been sufficiently given for all purposes if (a) delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed, or (b) sent by registered or certified mail, postage prepaid, addressed to the Member of the Company at his, her or its address set forth in this Agreement.  Except as otherwise provided in this Operating Agreement, any such notice shall be deemed to be given three business days after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as set forth in this Section.  In the event that a Member shall change his address, the Member shall be solely responsible to notify the Company of the change in address, and in the event that the member fails to notify the Company of said change, the Company shall not be liable to any Member for lack of reception of a Notice of any Company action, meeting or other event.

11.2           Amendments.  This Operating Agreement contains the entire agreement among the Members with respect to the subject matter of this Agreement, and supersedes each course of conduct previously pursued or acquiesced in, and each oral agreement and representation previously made, by the Members with respect thereto, whether or not relied or acted upon.  No course of performance or other conduct subsequently pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Members, whether or not relied or acted upon, shall amend this Operating Agreement or impair or otherwise affect any Member's obligations pursuant to this Operating Agreement or any rights and remedies of a Member pursuant to this Operating Agreement.  This Amended and Restated Operating Agreement may be amended only by a written Amendment executed and delivered by all of the Members and any other Person who is then a member of the Company.

11.3           Construction.  Whenever a singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

11.4           Headings.  The headings used in this Operating Agreement are for convenience only and shall not be used to interpret or construe any provision of this Operating Agreement.

11.5           Waiver.  No failure of a Member to exercise, and no delay by a Member in exercising, any right or remedy under this Operating Agreement shall constitute a waiver of such right or remedy.  No waiver by a Member of any such right or remedy under this Operating Agreement shall be effective unless made in a writing duly executed by all Members and specifically referring to each such right or remedy being waived.

11.6           Severability.  Whenever possible, each provision of this Operating Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  However, if any provision of this Operating Agreement shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

11.7           Binding.  This Operating Agreement shall be binding upon and inure to the benefit of all Membersand each of the successors and Transferees of the Members as Interest Holders only as permitted in accordance with the terms of this Agreement ..

11.8           Counterparts.  This Operating Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

11.9           Governing Law.  This Operating Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

11.10           No Third Party Beneficiary.   The covenants, obligations and rights set forth in this Operating Agreement are not intended to benefit any creditor of the Company or any other third Person and no such creditor or other third Person shall, under any circumstances, have any right to compel any actions or payments by the Manager and/or the Members or shall, by reason of any provision contained herein, be entitled to make any claim in respect of any debt, liability, obligation or otherwise against the Company or any Member.

11.11           Mediation.  Unless otherwise specifically provided for in this Agreement, any disagreement between the Members as provided in Section 5.8 above, or any other claim or controversy arising out of or relating to this Agreement, or to the interpretation, breach or enforcement of this Agreement, which is not resolved through negotiation shall be settled by mediation in accordance with the current Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration, litigation, or some other dispute resolution procedure.  The costs of mediation shall be shared equally by the parties to the dispute.  Mediation shall be required prior to the submission of any of the foregoing to arbitration.

11.12           Arbitration.         Unless otherwise specifically provided for in this Agreement, any disagreement between the Members as provided in Section 5.8 above or any other claim or controversy arising out of or relating to this Agreement, or to the interpretation, breach or enforcement of this Agreement, which is not resolved through negotiation or mediation, shall be submitted to an arbitrator and settled by arbitration in the City of Rochester, New York.  The arbitration shall be conducted in accordance with the rules then in effect of the American Arbitration Association.  The arbitrator shall be independent and shall have no prior affiliation with the company or any Member.  Any award made by the arbitrator shall be final, binding and conclusive on all members for all purposes and judgment may be entered thereon in any court having jurisdiction.  The costs of the arbitration, including reasonable counsel fees and disbursements, of any Member who prevails shall be borne by the non-prevailing Member.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the individuals and entities signing this Amended and Restated Operating Agreement below conclusively evidence their agreement to the terms and conditions of this Agreement by so signing this Agreement.

WORLDWIDE MEDICAL SOLUTIONS, LLC

By /s/ Richard M. Popovic
     Richard M. Popovic, Sole Member

NATURALNANO, INC.

By:/s/ James Wemett
     James Wemett, President

EXHIBIT A

Managers

James Wemett
Richard M. Popovic

EXHIBIT B

Members

Name	Address	Membership Interest	Capital Contribution	Membership Date

NaturalNano, Inc.	832 Emerson St.	51%
	Rochester, NY 14613

WorldWide Medical Solutions, LLC	17 Schoen Place	49%
	Pittsford, NY 14534